EX-28.i

Law Offices

Stradley Ronon Stevens & Young, LLP

1250 Connecticut Avenue, NW

Washington, DC 20036

(202) 822-9611

April 18, 2019

Nationwide Variable Insurance Trust

One Nationwide Plaza

Columbus, Ohio 43215

Subject:

Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”) – Post-Effective Amendment No. 219, Amendment No. 220 to the Registration Statement on Form N-1A (“Registration Statement”), to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of certain series and classes of shares of the Trust as described below.

In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007 and January 14, 2011; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), dated as of June 17, 2009; (iii) the Trust’s Second Amended and Restated Bylaws, dated as of June 17, 2009; (iv) a Good Standing Certificate, dated April 18, 2019, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Nationwide Variable Insurance Trust

April 18, 2019

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and there has been no amendment to, or restatement of, the Declaration of Trust (other than amendments and/or restatements exclusively for the purpose and with the effect of establishing and designating one or more additional series and/or classes of shares of the Trust), and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series and classes of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully-paid, and non-assessable:

Series	Classes
American Century NVIT Multi Cap Value Fund	Class I, Class II, Class Y
American Funds NVIT Asset Allocation Fund	Class II, Class P
American Funds NVIT Bond Fund	Class II
American Funds NVIT Global Growth Fund	Class II
American Funds NVIT Growth Fund	Class II
American Funds NVIT Growth-Income Fund	Class II, Class P
Amundi NVIT Multi Sector Bond Fund	Class I
BlackRock NVIT Equity Dividend Fund	Class I, Class II, Class IV, Class Y
BlackRock NVIT Managed Global Allocation Fund	Class II
DoubleLine NVIT Total Return Tactical Fund	Class I, Class II, Class Y
Federated NVIT High Income Bond Fund	Class I
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class I, Class II
Neuberger Berman NVIT Socially Responsible Fund	Class I, Class II, Class Y
NVIT Bond Index Fund	Class I, Class II, Class Y
NVIT CardinalSM Aggressive Fund	Class I, Class II
NVIT CardinalSM Balanced Fund	Class I, Class II
NVIT CardinalSM Capital Appreciation Fund	Class I, Class II
NVIT CardinalSM Conservative Fund	Class I, Class II
NVIT CardinalSM Moderate Fund	Class I, Class II
NVIT CardinalSM Moderately Aggressive Fund	Class I, Class II
NVIT CardinalSM Moderately Conservative Fund	Class I, Class II
NVIT CardinalSM Managed Growth Fund	Class I, Class II
NVIT CardinalSM Managed Growth & Income Fund	Class I, Class II
NVIT Core Bond Fund	Class I, Class II, Class P, Class Y
NVIT Core Plus Bond Fund	Class I, Class II, Class P, Class Y
NVIT DFA Capital Appreciation Fund	Class II, Class P
NVIT DFA Moderate Fund	Class II, Class P
NVIT Dynamic U.S. Growth Fund	Class I, Class II, Class P, Class Y
NVIT Emerging Markets Fund	Class I, Class II, Class D, Class Y
NVIT Government Bond Fund	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund	Class I, Class II, Class IV, Class V, Class Y
NVIT International Equity Fund	Class I, Class II, Class Y
NVIT International Index Fund	Class I, Class II, Class VIII, Class Y
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class II, Class P

Nationwide Variable Insurance Trust

April 18, 2019

NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P
NVIT Investor Destinations Conservative Fund	Class II, Class P
NVIT Investor Destinations Moderate Fund	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P
NVIT Investor Destinations Managed Growth Fund	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class I, Class II
NVIT iShares® Global Equity ETF Fund	Class II, Class Y
NVIT iShares® Fixed Income ETF Fund	Class II, Class Y
NVIT Managed American Funds Asset Allocation Fund	Class II
NVIT Managed American Funds Growth-Income Fund	Class II
NVIT Mid Cap Index Fund	Class I, Class II, Class Y
NVIT Multi-Manager International Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager International Value Fund	Class I, Class II, Class IV, Class Y
NVIT Multi-Manager Large Cap Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager Large Cap Value Fund	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Value Fund	Class I, Class II, Class Y
NVIT Multi-Manager Small Cap Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager Small Cap Value Fund	Class I, Class II, Class IV, Class Y
NVIT Multi-Manager Small Company Fund	Class I, Class II, Class IV
NVIT Nationwide Fund	Class I, Class II, Class IV, Class Y
NVIT Real Estate Fund	Class I, Class II
NVIT S&P 500 Index Fund	Class I, Class II, Class IV, Class Y
NVIT Short Term Bond Fund	Class I, Class II, Class P, Class Y
NVIT Small Cap Index Fund	Class II, Class Y
Templeton NVIT International Value Fund	Class I, Class II, Class Y

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ Christopher J. Zimmerman
Christopher J. Zimmerman, a Partner